  As filed with the Securities and Exchange Commission on July 29, 1999

                                                Registration No. 333-83491
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                               ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933
                               ---------------
                              TIBCO SOFTWARE INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                             7372                          77-0449727
 (State or other jurisdiction of     (Primary Standard Industrial          (I. R. S. Employer
  incorporation or organization)     Classification Code Number)         Identification Number)

                               ---------------
                              TIBCO Software Inc.
                               3165 Porter Drive
                              Palo Alto, CA 94304
                                (650) 846-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               ---------------
                                VIVEK RANADIVE
                     President and Chief Executive Officer
                              TIBCO Software Inc.
                               3165 Porter Drive
                              Palo Alto, CA 94304
                                (650) 846-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ---------------
                                  Copies to:

     LARRY W. SONSINI, Esq.           ALISON S. RESSLER, Esq.            MARK E. PALMER, Esq.
       BRIAN C. ERB, Esq.               Sullivan & Cromwell         TIBCO Finance Technology Inc.
Wilson Sonsini Goodrich & Rosati       1888 Century Park East             3375 Hillview Ave.
    Professional Corporation           Los Angeles, CA 90067             Palo Alto, CA 94304
       650 Page Mill Road                  (310) 712-6600                   (650) 846-5000
      Palo Alto, CA 94304
         (650) 493-9300

                               ---------------
       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.
                               ---------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

                                EXPLANATORY NOTE

  This Amendment No. 1 to the above-captioned Registration Statement is being filed solely to include Exhibit 5.1, which was not included in the initial filing of the Registration Statement. No changes have been made to the text of the Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       Amount To
                                                                        Be Paid
                                                                       ---------
   SEC registration fee...............................................  $62,511
   Legal fees and expenses............................................   25,000
   Accounting fees and expenses.......................................    5,000
                                                                        -------
     Total............................................................  $92,511
                                                                        =======

Item 14. Indemnification of Directors and Officers

  Article Nine of the registrant's Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for mandatory indemnification of its directors and officers, and permissible indemnification of employees and other agents, to the maximum extent permitted by the Delaware General Corporation Law. In addition, the registrant has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its officers and directors.

Item 15. Recent Sales of Unregistered Securities

  From the registrant's inception through July 1, 1999, the registrant has had issued and sold the following securities:

  (a) On December 31, 1996, we issued and sold 19,000,000 shares of our common stock and 20,000,000 shares of our Series A preferred stock to Reuters Nederland B.V. in connection with the establishment by Reuters of TIBCO Software Inc. as a separate entity from TIBCO Inc. The consideration for the issuance of the shares consisted of $10,000,000 plus the book value of the assets transferred to us less the book value of the assumed liabilities.

  (b) On May 9, 1997, we issued and sold 4,365,000 shares of our Series B preferred stock to Cisco Systems, Inc. for a purchase price of approximately $15,714,000.

  (c) On December 31, 1997, we issued and sold 2,861,316 shares of Series C preferred stock to entities affiliated with Mayfield Fund LLP for a purchase price of approximately $11,045,000.

  (d) As of March 31, 1999, an aggregate of 4,016,191 shares of common stock had been issued upon exercise of options under our Stock Option Plan.

  (e) On June 1, 1999, we granted to Reuters an option purchase 150,000 shares of our common stock under our Director Stock Option Plan. This option vested immediately upon grant, has an exercise price of $6.00 per share and may be transferred by Reuters to the Reuters-nominated directors.

  The issuances of the securities described in (a), (b) and (c) above were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The issuances of the securities described in (d) and (e) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act as transactions by an issuer in compensatory circumstances. All of the securities were acquired by the recipients for investment and with no view toward the resale or distribution thereof. In each instance, the recipients were sophisticated investors or employees of ours, the offer and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid. All recipients had adequate access, through their relationships with the registrant, to information about the registrant.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

 Exhibit
  Number  Description
 -------  -----------
  3.1(a)* Certificate of Incorporation of Registrant.
  3.1(b)* Form of Certificate of Incorporation of Registrant filed with the
          Secretary of State of Delaware on July 13, 1999.
  3.1(c)* Form of Certificate of Incorporation of Registrant to be effective after the offering.
  3.2(a)* Bylaws of Registrant.
  3.2(b)* Form of Bylaws of Registrant to be effective after the offering.
  4.1*    Form of Registrant's Common Stock certificate.
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation, regarding legality of the securities being issued.
 10.1*    Form of Indemnification Agreement.
 10.2*    First Amended and Restated License, Maintenance and Distribution
          Agreement dated May 28, 1999, among Reuters Limited, TIBCO Finance
          Technology, Inc. and Registrant.
 10.3*    Draft Form of Third Amended and Restated Stockholders Agreement,
          among Reuters Nederland B.V., Reuters Limited, Cisco Systems, Inc.,
          Mayfield IX, Mayfield Associates Fund III, Vivek Ranadive and
          Registrant.
 10.4*    1996 Stock Option Plan.
 10.5*    1998 Director Option Plan.
 10.6*    Form of Assignment and Assumption of Lease Agreement, between TIBCO
          Finance Technology, Inc. and Registrant.
 10.7*    Form of Employment Agreement between Registrant and Vivek Y.
          Ranadive.
 10.8*    Form of Employment Agreement between Registrant and Robert P.
          Stefanski.
 10.9*    Form of Employment Agreement between Registrant and Paul G. Hansen.
 10.10*   Form of Employment Agreement between Registrant and Richard M. Tavan.
 10.11*   Form of Master Services Agreement among Registrant, TIBCO Finance
          Technology, Inc. and Reuters.
 10.12*   Software License and Development Agreement dated May 11, 1999 between
          Cedel Global Services, societe anonyme and Registrant.
 10.13*   Industrial Lease Agreement dated December 14, 1995 between Porter
          Drive Associates LLC and TIBCO Finance Technology, Inc. (formerly known as Teknekron Software Systems (Delaware), Inc.)
 21.1*    List of subsidiaries.
 23.1**   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in Exhibit 5.1).
 23.2**   Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 24.1**   Power of Attorney.
 27.1*    Financial Data Schedule

--------
 * These exhibits are incorporated by reference to exhibits similarly numbered in the Registrant's Registration Statement File No. 333-78195.

** Previously filed.

(b) Financial Statement Schedules

  Included in Notes to Financial Statements.

Item 17. Undertakings

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration be means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant, the registrant has had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has had duly caused this Amended Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California on this 29th day of July, 1999.

                                          TIBCO SOFTWARE INC.

                                                  /s/ Paul G. Hansen
                                          By: _________________________________
                                                       Paul G. Hansen
                                             Executive Vice President, Finance
                                                and Chief Financial Officer
                                               (Principal Financial Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Executive      July 29, 1999
____________________________________  Officer and Chairman of the
         Vivek Y. Ranadive            Board (Principal Executive
                                      Officer)

      /s/ Paul G. Hansen             Executive Vice President,       July 29, 1999
____________________________________  Finance and Chief Financial
           Paul G. Hansen             Officer (Principal
                                      Financial Officer)

                 *                   Corporate Controller and        July 29, 1999
____________________________________  Chief Accounting Officer
          Ginger M. Kelly             (Principal Accounting
                                      Officer)

                 *                   Director                        July 29, 1999
____________________________________
          Douglas M. Atkin

                 *                   Director                        July 29, 1999
____________________________________
           Yogen K. Dalal

                 *                   Director                        July 29, 1999
____________________________________
          Edward R. Kozel

                 *                   Director                        July 29, 1999
____________________________________
         Donald J. Listwin

                 *                   Director                        July 29, 1999
____________________________________
          Larry W. Sonsini

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   Director                        July 29, 1999
____________________________________
           John G. Taysom

                 *                   Director                        July 29, 1999
____________________________________
          Phillip E. White

                 *                   Director                        July 29, 1999
____________________________________
           Philip K. Wood

*By:

     /s/ Paul G. Hansen
  ____________________________

     Attorney-in-fact

                                 EXHIBITS INDEX


 Exhibit
  Number  Description
 -------  -----------
  3.1(a)* Certificate of Incorporation of Registrant.
  3.1(b)* Form of Certificate of Incorporation of Registrant filed with the
          Secretary of State of Delaware on July 13, 1999.
  3.1(c)* Form of Certificate of Incorporation of Registrant to be effective after the offering.
  3.2(a)* Bylaws of Registrant.
  3.2(b)* Form of Bylaws of Registrant to be effective after the offering.
  4.1*    Form of Registrant's Common Stock certificate.
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation, regarding legality of the securities being issued.
 10.1*    Form of Indemnification Agreement.
 10.2*    First Amended and Restated License, Maintenance and Distribution
          Agreement dated May 28, 1999, among Reuters Limited, TIBCO Finance
          Technology, Inc. and Registrant.
 10.3*    Draft Form of Third Amended and Restated Stockholders Agreement,
          among Reuters Nederland B.V., Reuters Limited, Cisco Systems, Inc.,
          Mayfield IX, Mayfield Associates Fund III, Vivek Ranadive and
          Registrant.
 10.4*    1996 Stock Option Plan.
 10.5*    1998 Director Option Plan.
 10.6*    Form of Assignment and Assumption of Lease Agreement, between TIBCO
          Finance Technology, Inc. and Registrant.
 10.7*    Form of Employment Agreement between Registrant and Vivek Y.
          Ranadive.
 10.8*    Form of Employment Agreement between Registrant and Robert P.
          Stefanski.
 10.9*    Form of Employment Agreement between Registrant and Paul G. Hansen.
 10.10*   Form of Employment Agreement between Registrant and Richard M. Tavan.
 10.11*   Form of Master Services Agreement among Registrant, TIBCO Finance
          Technology, Inc. and Reuters.
 10.12*   Software License and Development Agreement dated May 11, 1999 between
          Cedel Global Services, societe anonyme and Registrant.
 10.13*   Industrial Lease Agreement dated December 14, 1995 between Porter
          Drive Associates LLC and TIBCO Finance Technology, Inc. (formerly known as Teknekron Software Systems (Delaware), Inc.)
 21.1*    List of subsidiaries.
 23.1**   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in Exhibit 5.1).
 23.2**   Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 24.1**   Power of Attorney.
 27.1*    Financial Data Schedule

--------
 * These exhibits are incorporated by reference to exhibits similarly numbered in the Registrant's Registration Statement File No. 333-78195.

** Previously filed.